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                                                                     EXHIBIT 4.9

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of this 14th day of August, 1998, by and among Future Petroleum Corporation, a Utah corporation (the "COMPANY"), Energy Capital Investment Company PLC, an English investment company ("ENERGY PLC"), and EnCap Equity 1994 Limited Partnership, a Texas limited partnership ("ENCAP LP").

                                    RECITALS:

         A. Reference is herein made to that certain Agreement and Plan of Merger dated as of August 14, 1998 (the "MERGER AGREEMENT"), by and among the Company, Future CALTEX Corporation, a Texas corporation, Bargo Energy Resources, Ltd., a Texas limited partnership, and SCL-CAL Company, a Texas corporation.

         B. Energy PLC and EnCap LP are the current record and beneficial owners of an aggregate 1,850,000 shares of Common Stock (the "FUND I CURRENT SHARES"). In connection with the transaction contemplated by the Merger Agreement, Energy PLC and EnCap LP have agreed to subordinate certain indebtedness owed to them by the Company. As part of the consideration for such agreement, the Company will issue to Energy PLC and EnCap LP an aggregate of 2,844,859 shares of Common Stock (the "FUND I ADDITIONAL SHARES").
 .
         C. In order to induce Energy PLC and EnCap LP to subordinate the indebtedness referenced in the immediately preceding paragraph (and recognizing that they would not be willing to take the above described actions in the absence of this Agreement), the Company has agreed to provide Energy PLC and EnCap LP with the registration rights set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1.  DEFINITIONS AND REFERENCES.

         (a) When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1 or in the sections, subsections or other subdivisions referred to below:

         "AGREEMENT" shall mean this Agreement, as hereafter changed, modified or amended in accordance with the terms hereof.

         "BARGO AGREEMENT" shall have the meaning assigned to it in Section
11(b).

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         "BARGO HOLDERS" shall mean "Holders," as such term is defined in the
Bargo Agreement.

         "BARGO SECURITIES" shall mean "Registrable Securities," as such term is defined in the Bargo Agreement.

         "COMMISSION" shall mean the Securities and Exchange Commission (or any successor body thereto).

         "COMPANY" shall have the meaning assigned to it in the introductory paragraph hereof.

         "COMMON STOCK" shall mean the common stock of the Company, $0.01 par value per share.

         "DEMAND REGISTRATION" shall have the meaning assigned to it in Section 2(a).

         "ENCAP LP" shall have the meaning assigned to it in the introductory paragraph hereof.

         "ENERGY PLC" shall have the meaning assigned to it in the introductory paragraph hereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated under such Act.

         "FUND I ADDITIONAL SHARES" shall have the meaning assigned to such term in Paragraph B of the Recitals hereto.

         "FUND I CURRENT SHARES" shall have the meaning assigned to such term in Paragraph B of the Recitals hereto.

         "FUND I SHARES" shall mean the Fund I Current Shares and the Fund I Additional Shares.

         "HOLDER" shall mean any Person that holds Registrable Securities.

         "HOLDER INDEMNIFIED PARTIES" shall have the meaning assigned to it in
Section 6(a).

         "MERGER AGREEMENT" shall have the meaning assigned to it in Paragraph A of the Recitals hereto.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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         "PIGGYBACK REGISTRATION" shall have the meaning assigned to it in
Section 3.

         "REGISTRABLE SECURITIES" shall mean (i) the Fund I Shares and (ii) any securities issued or issuable with respect to any of the shares described in clause (i) above by way of a stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, that a share of Common Stock or security described in clauses (i) and (ii) shall cease to be a Registrable Security for purposes of this Agreement at such time as either (A) counsel to the Company renders an opinion to the Holder of such share or security to the effect that such share or security can be freely transferred without registration under the Securities Act (which counsel and opinion shall be reasonably acceptable to such Holder), (B) counsel to a Holder of such share or security renders an opinion to the Company to the effect that such share or security can be freely transferred without registration under the Securities Act (which counsel and opinion shall be reasonably acceptable to the Company), (C) securities for which a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (D) such securities have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act and the purchaser thereof does not receive "restricted securities" as defined in Rule 144, or (E) such securities shall have ceased to be outstanding.

         "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration, filing, listing and NASD fees, fees and expenses of compliance with securities and blue sky laws, all word processing, duplicating, printing and engraving expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company, of its independent certified public accountants and any of its independent reserve engineers, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered, and fees and disbursements of underwriters (excluding discounts and commissions); provided, that Registration Expenses shall not include any Selling Expenses. Without limiting the generality of any other provision hereof, no holder of Registrable Securities shall be responsible for any allocation of general and administrative (including all employee and compensation expenses) expenses incurred by the Company in connection with an offering.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "SELLING EXPENSES" shall mean underwriting discounts or commissions, any selling commissions and stock transfer taxes attributable to sales of Registrable Securities and the fees and expenses of counsel for any Holder.


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         (b) All references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained herein. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         SECTION 2.  DEMAND REGISTRATION RIGHTS.

         (a) One or more Holders of not less than 20% of the Registrable Securities ("Initiating Holders") then outstanding may request at any time after the expiration of the one-year period commencing as of the date hereof a registration by the Company under the Securities Act of all or a part its Registrable Securities (a "DEMAND REGISTRATION").

         (b) Notwithstanding subsection (a) above or anything else herein to the contrary, the Company shall not be obligated to effect more than two registrations pursuant to this Section 2; provided, however, that any registration requested pursuant to this Section 2 will not be deemed to have been effected (i) unless it has become effective and remained effective for the lesser of (1) the period necessary to complete the sale or disposition of the Registrable Securities covered by such registration statement, or (2) 180 days after the effective date of such registration statement, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, in which case the Company shall use its best efforts to keep such registration statement effective until such time as all of the Registrable Securities cease to be Registrable Securities; (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than solely by reason of a failure on the part of the selling Holders; provided, further, that any such registration which does not become effective after the Company has filed a registration statement in accordance with the provisions of this Section 2 solely by reason of the refusal to proceed of the Holder or Holders that have requested the Demand Registration pursuant to subsection (a) above, including failure to comply with the provisions of this Agreement (other than any refusal to proceed based upon the advice of counsel to such Holder or Holders that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or that such registration statement or such prospectus, or the distribution contemplated thereby, otherwise violates or would, if such distribution using such prospectus

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took place, violate any applicable state or federal securities law) shall be deemed to have been effected by the Company at the request of such Holder or Holders.

         (c) Notwithstanding subsection (a) above or anything else herein to the contrary, it is hereby agreed that a Demand Registration must cover no less than 50% of the Registrable Securities then outstanding. In the event a Holder requests that the Company effect a Demand Registration pursuant to this Section 2, the Company will (i) promptly give notice of the proposed registration to all other Holders and (ii) use its reasonable best efforts to effect the registration of the Registrable Securities specified in the request, together with the Registrable Securities of any other Holder joining in such request as are specified in a written request received by the Company within 20 days after receipt of the notice referred to in clause (i) above.

         (d) If the managing underwriter in any registration effected under this
Section 2 advises the Company that, in its reasonable opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Holders of 66 2/3% of the Registrable Securities requested to be included in such registration, the Company, except as provided in the following sentence, will include in such registration, to the extent of the number and type that the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Holders requesting such registration on the basis of the estimated gross proceeds from the sale thereof. If the total number of Registrable Securities requested to be included in such registration cannot be included as provided in the preceding sentence, holders of Registrable Securities requesting registration thereof pursuant to this Section 2, representing not less than 33- 1/3% of the Registrable Securities with respect to which registration has been requested and constituting not less than 66 2/3% of the initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of such notice by the Company and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to this Section 2.

         SECTION 3. PIGGYBACK REGISTRATION RIGHTS. If the Company proposes to register any of its securities under the Securities Act other than (a) under employee compensation or benefit programs, (b) an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company, or (c) securities to be issued in a transaction described in Rule 145(a) promulgated under the Securities Act, whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to Holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice (a "PIGGYBACK REGISTRATION"). The Company shall use its reasonable best efforts to cause the managing underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement (or registration statements) for such offering to be

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included therein on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the Company gives notice of such a proposed registration, the total number of Registrable Securities which shall be included in such registration shall be reduced pro rata (on the basis of the estimated proceeds from the sale thereof) to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by the Company in such offering; provided however, that (i) if such Piggyback Registration is incident to a primary registration on behalf of the Company, the securities to be included in the registration statement (or registration statements) for any Person other than the Holders, the Bargo Holders (if the Bargo Holders have exercised their rights under Section 3 of the Bargo Agreement) and the Company shall be first reduced prior to any such pro rata reduction and (ii) if such Piggyback Registration is incident to a secondary registration on behalf of holders of securities of the Company, the securities to be included in the registration statement (or registration statements) for any Person not exercising "demand" registration rights other than the Holders and the Bargo Holders (if the Bargo Holders have exercised their rights under Section 3 of the Bargo Agreement) shall be first reduced prior to any such pro rata reduction; provided, further, that if (1) the Holders have made a request under this Section 3 and the Bargo Holders have made a request under Section 3 of the Bargo Agreement and (2) all of the Registrable Securities of the Holders and all of the Bargo Securities of the Bargo Holders cannot be included in the registration statement(s) under the terms of such sections, the total number of Registrable Securities of the Holders and the Bargo Securities of the Bargo Holders which shall be included in such registration shall be reduced pro rata to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by the Company in such offering. Subject to any applicable underwriting agreement, any Holder of Registrable Securities may withdraw at any time any Registrable Securities registered under this Section 3. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration upon request under Section 2.

         SECTION 4.  REGISTRATION PROCEDURES.

         (a) Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 or Section 3, the Company will as expeditiously as possible:

             (i) prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities, and use its reasonable best efforts to cause such registration statement to become and remain effective as soon as reasonably practicable after the filing thereof (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to any Holder covered by such registration statement);


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             (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (1)such time as all of such Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable prospectus delivery period) or (2) 180 days after the effective date of such registration statement, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, in which case the Company shall use its best efforts to keep such registration statement effective until such time as all of the Registrable Securities covered thereby cease to be Registrable Securities; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

             (iii) notify each Holder of Registrable Securities covered by the registration statement ("SELLER") promptly after the Company shall receive notice thereof of the time when such registration statement has been filed;

             (iv) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including, without limitation, each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each Seller and the underwriter or underwriters, if any, in connection with the offering and sale of Registrable Securities covered by the prospectus or any amendment or supplement thereto);

             (v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Seller reasonably requests, to keep such registration or qualifications in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller (provided that the Company will not be required to qualify generally to do business or subject itself to any general service of process in any jurisdiction where it is otherwise not then so subject);

             (vi) notify each Seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (including those set forth in clauses (1) through (6) of paragraph (vii) below) which requires the making of any change in the prospectus included in such registration statement so that such document will not contain an untrue statement of a

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         material fact or omit to state any material fact required to be stated
         therein or necessary to make the statements therein not misleading, and, at the request of any such Seller, the Company will promptly prepare and furnish to such Seller and each underwriter, if any, a reasonable number of copies of a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

             (vii) The Company will also notify each Seller promptly, and (if requested by a Seller) confirm such notice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state law, (2) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations or warranties of the Company or any subsidiary contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in any material respect, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (6) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

             (viii) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of the Company of the same class are then listed;

             (ix) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance and scope) and take all such other action as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

             (x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and applicable state securities authorities;

             (xi) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the

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         Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

             (xii) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Sellers thereof to consummate the disposition of such Registrable Securities;

             (xiii) in connection with an underwritten public offering of securities, use its reasonable best efforts to obtain a signed counterpart of a comfort letter from the Company's public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of the type being made pursuant to the registration statement as the Sellers reasonably request and an opinion of counsel for the Company covering such matters with respect to such registration statement as are customarily covered in opinions of issuer's counsel and delivered to the underwriters in underwritten public offerings of securities;

             (xiv) the Company shall make available for inspection by the sellers of such Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other professional retained by the Holder or underwriter (in this paragraph collectively referred to as "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonable necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such inspectors in connection with such registration statement;

             (xv) cause representatives of the Company to participate in any "road show" or "road shows" reasonably requested by any underwriter of an underwritten or "best efforts" offering of any Registrable Securities; and

             (xvi) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration agreement from and after a date not later than the effective date of such registration.

         (b) Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 2 or Section 3, each Holder of Registrable Securities (including Registrable Securities in any registration statement filed pursuant to this Agreement) will be deemed to have agreed as follows:

             (i) upon receipt of notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), the Holders of Registrable Securities covered by such registration statement will forthwith discontinue disposition of any such

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         Registrable Securities . until the Holders of Registrable Securities receive copies of the supplemented or amended prospectus contemplated by Section 4(a)(vi), or until they are advised in writing by the Company that the use of the applicable prospectus may be resumed, and they have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (it being the agreement of the parties hereto, however, that the obligation of the Company with respect to maintaining the subject registration statement current and effective shall be extended by a period of days equal to the period the Holders of Registrable Securities are required by this Section 4(b)(i) to discontinue disposition of such Registrable Securities); and

             (ii) furnish to the Company such information regarding each Seller, the Registrable Securities held by such Seller, and the intended method of disposition thereof as the Company shall reasonably request and as shall be reasonably required in connection with the preparation of the applicable registration statement and other actions taken by the Company under this Agreement, and it shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities owned by a Seller that such information has been furnished to the Company by such Seller.

         SECTION 5. EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses in connection with each registration effected pursuant to Sections 2 and 3. All Selling Expenses incurred by a Seller in connection with a registration effected pursuant to the terms hereof shall be borne by such Seller

         SECTION 6.  INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless, with respect to any registration statement filed by it, to the full extent permitted by law, each Holder of Registrable Securities covered by such registration statement, its directors, officers, partners, agents, employees and each other Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act (collectively, "HOLDER INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), joint or several, to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or any omission or

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alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; provided, that each such Seller's liability under such indemnification shall be limited to the sales proceeds from the sale of the Company's securities owned by the sellers pursuant to such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, and in each such case, the Company shall reimburse each such Holder Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the Company shall not be liable to any such Holder Indemnified Party in any such case to the extent, that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnified Party for use in the preparation thereof. Such indemnity and reimbursement of expenses and other obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties.

         (b) Each Holder of Registrable Securities participating in any registration hereunder shall severally (and not jointly or jointly and severally) indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) (collectively, "COMPANY INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities and expenses to which any Company Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Holder's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent in the cases described in clauses (i) and (ii), that such untrue statement or omission was furnished in writing by such Holder for use in the preparation thereof, or (iii) any violation by such Holder of any federal, state or common law rule or regulation applicable to such Holder and relating to action of or inaction by such Holder in connection with any such registration; provided, that each such Seller's liability under such indemnification shall be limited to the sales proceeds from the sale of the Company's securities owned by the sellers pursuant to such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, and in each such case, such Holder shall reimburse each such Company Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Parties (except as provided above) and shall survive the transfer of such securities by such Holder.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to under subsection (a) or (b) is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Under no circumstances will the indemnifying party be obligated to pay the fees and expenses of more than one law firm for all indemnified parties. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim for all Persons that may be entitled to or obligated to provide indemnification or contribution under this Section 6.

         (d) Indemnification similar to that specified in the preceding subsections of this Section 6 (with appropriate modifications) shall be given by the Company and each Seller with respect to any required registration or qualification of securities under any state securities or blue sky laws.

         (e) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in subsection (a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this subsection (e) shall be deemed to include, without limitation, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (e) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for contribution may be made against an indemnifying party under this subsection (e), such indemnified party shall, if a claim for contribution in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party in writing of the commencement thereof (if the notice specified in subsection (c) has not been given with respect to such action); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this subsection (e) except to the extent that the indemnifying party is actually prejudiced by the failure to give notice.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph.

         If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in subsections (a) and (b), without regard to the relative fault of said indemnifying party or any other equitable consideration provided for in this subsection. The provisions of this subsection shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party.

         (f) In connection with any underwritten offering contemplated by this Agreement which includes Registrable Securities, the Company and Seller shall be required to enter into a customary underwriting agreement with the underwriter.

         SECTION 7. SELECTION OF UNDERWRITERS. If a registration effected pursuant to Section 2 is an underwritten offering or a best efforts underwritten offering, the investment bankers or investment bankers and manager or managers that will administer the offering shall be selected by the Holders of a majority of the Registrable Securities to be registered in such registration; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

         SECTION 8. RULE 144. The Company covenants to each Holder that, to the extent that the Company shall be required to do so under the Exchange Act, the Company shall (a) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)
(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

         SECTION 9.  MARKET STANDOFF AGREEMENT.

         (a) In order to facilitate the possibility of future public offerings of Common Stock, the Holders agree that in connection with an underwritten public offering for cash by the Company of its Common Stock or securities convertible into or exercisable or exchangeable for its Common Stock, each such Holder (regardless of whether such Holder is participating in the offering) will execute a customary agreement with the underwriters of such offering in substantially the form executed by directors and senior executive management of the Company in which the Holder agrees not to sell Registrable Securities owned by it for a period of up to 90 days following the effective date of the registration statement for such offering. Holders agree that during the above restricted period they will not directly or indirectly sell, offer to sell, contract to sell (including without limitation any short sale), grant an option to purchase or otherwise transfer of dispose of (other than donees who agree to be similarly bound) shares of Registrable Securities at any time during such period except securities included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-order instructions with respect to such shares of Registrable Securities held by each Holder, which shall be binding upon any assignee or successor of such Holder (and the shares or securities of every other Person subject to the foregoing restriction), until the end of the restricted period.

         (b) During a period commencing on the filing by the Company of a registration statement which includes Registrable Securities (other than pursuant to Rule 415), the Company agrees not to effect any public sale or distribution (including by registering securities held by others) of any securities the same as or similar to those being registered by such registration statement, or any securities convertible into or exchangeable or exercisable for such securities, unless such sale or distribution is pursuant to such registration statement.

         SECTION 10. EXISTING FUND I REGISTRATION RIGHTS. The Company, Energy PLC and EnCap LP agree that effective immediately upon the execution and delivery of this Agreement by the parties hereto: (i) that certain Registration Rights Agreement dated as of November 25, 1997, by and among the Company, Energy PLC and EnCap LP, as amended by that certain Amendment No. 1 to Registration Rights Agreement dated as of May 1, 1998, shall be terminated and be of no further force and effect whatsoever; and (ii) that the registration rights accorded Energy PLC and EnCap LP under that certain April 1997 Agreement dated as of April 28, 1997, by and among the Company, Future Acquisition 1995, Ltd., Energy PLC and EnCap LP shall be terminated and of no further force and effect whatsoever.

         SECTION 11. OTHER EXISTING OR SUBSEQUENT REGISTRATION RIGHTS.

         (a) The Company represents and warrants to Energy PLC and EnCap LP that other than the registration rights referenced in Section 10 (which rights are being terminated as provided in such Section), the registration rights granted under this Agreement and the registration rights granted under the Bargo Agreement, the Company is not currently a party to any other agreement whereby it accords any Person any demand or piggy-back registration rights with respect to such Person's Common Stock.

         (b) Contemporaneously with executing and delivering this Agreement, the Company is executing and delivering that certain (i) Registration Rights Agreement dated as of even date herewith by and between the Company and Bargo Energy Resources, Ltd. (the "BARGO AGREEMENT") and (ii) Registration Rights Agreement dated as of even date herewith by and between the Company, Carl Price, et al. (the "PRICE AGREEMENT"). The Company represents and warrants that it has provided Energy PLC and EnCap LP with a true, complete and accurate copy of the Bargo Agreement and the Price Agreement and agrees that it will not agree to any amendment or other modification to the Bargo Agreement or the Price Agreement without having first received the written consent of the Holders of a majority of the Registrable Securities then outstanding.

         (c) The Company agrees that it will not hereafter grant to any Person demand registration rights without the prior written consent of the Holders of a majority of the number of Registrable Securities then outstanding. The Company agrees that it will not hereafter grant to any Person any piggy-back registration rights that are inconsistent with or violates the rights granted to the Holders of Registrable Securities under this Agreement.

         SECTION 12. MISCELLANEOUS.

         (a) Energy PLC and EnCap LP agree, and each other Holder of Registrable Securities (including Registrable Securities in any registration statement filed pursuant to this Agreement) will be deemed to have agreed, as follows:

                     (i) if any Registrable Securities are being registered in any registration pursuant to this Agreement, the Holder thereof will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Exchange Act, as amended, and any rules promulgated thereunder by the Commission and, at the request of the Company, will execute and deliver to the Company and to any underwriter participating in such offering, an appropriate agreement to such effect; and

                     (ii) at the end of any period during which the Company is obligated to keep a registration statement current and effective as described herein, the Holders of Registrable Securities included in the registration statement shall discontinue sales thereof pursuant to such registration statement.

         (b) All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

         (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto. In addition, the rights and obligations under this Agreement shall automatically be transferred to and binding on any transferee or assignee of the Registrable Securities; provided, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and (iii) the transfer and assignment of the subject Registrable Securities is in compliance with the Securities Act and applicable state securities laws or an exemption from the registration requirements of the Securities Act and applicable state securities laws.


         (d) This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company to the Holders of the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (e) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by reputable express courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telefax, to the parties at the following address (or to such other address or to the attention of such other person as the recipient party has specified by prior like notice to the sending party):

         If to the Company:

                          Future Petroleum Corporation
                          2351 West Northwest Highway
                          Dallas, Texas  75220
                          Telecopier No.: (214)350-8382
                          Attention: Carl Price

         If to Energy PLC or EnCap LP:

                          c/o EnCap Investments L.C.
                          1100 Louisiana
                          Suite 3150
                          Houston, Texas  77002
                          Telecopier No.: (713) 659-6130
                          Attention:  Gary R. Petersen, Managing Director

         (f) If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         (g) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         (h) Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

         (i) In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         (j) The Company agrees to remove any stop transfer orders and similar instructions and any legends on certificates representing Registrable Securities describing transfer restrictions applicable to such securities upon the sale of such securities (i) pursuant to an effective Registration Statement under the Securities Act or (ii) in accordance with the provisions of Rule 144 under the Securities Act.

         (k) This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the Company and the Holders of not less than 95% of the number of Registrable Securities then outstanding.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            FUTURE PETROLEUM  CORPORATION, a
                                            Utah corporation


                                            By: /s/  CARL PRICE
                                               --------------------------------
                                            Name: Carl Price
                                            Title:   President

                                            ENERGY CAPITAL INVESTMENT COMPANY
                                            PLC

                                            By: /s/  GARY R. PETERSEN
                                               --------------------------------
                                            Name: Gary R. Petersen
                                            Title : Director

                                            ENCAP EQUITY 1994 LIMITED
                                            PARTNERSHIP

                                            By:   EnCap Investments L.C.,
                                                  General Partner

                                            By: /s/  GARY R. PETERSEN
                                               --------------------------------
                                            Name: Gary R. Petersen
                                            Title:   Managing Director